Exhibit 5

                                HALE AND DORR LLP
                                 60 State Street
                           Boston, Massachusetts 02109


                                               June 4, 1998





Arch Communications Group, Inc.
1800 West Park Drive, Suite 250
Westborough, Massachusetts 01581

Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission, relating to 250,000 shares of common stock, $.01 par value per share (the "Shares"), of Arch Communications Group, Inc. (the "Company"), issuable under the 1996 Employee Stock Purchase Plan (the "Plan").

     We have examined the Restated Certificate of Incorporation and the By-Laws of the Company, and all amendments thereto, the Registration Statement and originals, or copies certified to our satisfaction of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all such documents.

     Based upon and subject to the foregoing, we are of the opinion that the Shares covered by the Registration Statement to be issued under the Plan have been duly and validly authorized for issuance and when issued against


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Arch Communications Group, Inc.
June 4, 1998
Page 2




payment therefor in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.


                                               Very truly yours,

                                               /S/ Hale and Dorr LLP

                                               HALE AND DORR LLP